                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


[X] Filed by registrant

[ ] Filed by a party other than the registrant


Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2)
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              ARMOR HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


                      ---------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         - ---------------------------------------------------------------------
         2) Aggregate number of securities to which transaction applies:

         - ---------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         - ---------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

         - ---------------------------------------------------------------------
         5) Total fee paid:

         - ---------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

         - ---------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount previously paid:

         - ---------------------------------------------------------------------
         2) Form, schedule or registration statement No.:

         - ---------------------------------------------------------------------
         3) Filing party:

         - ---------------------------------------------------------------------
         4) Date filed:

         - ---------------------------------------------------------------------

                              ARMOR HOLDINGS, INC.

                      1400 MARSH LANDING PARKWAY, SUITE 112
                           JACKSONVILLE, FLORIDA 32250

                                 April 30, 2001

To Our Stockholders:

         On behalf of your Company's Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders to be held on June 19, 2001, at 10:00 A.M., New York City time, at The Metropolitan Club, One East 60th Street, New York, New York 10022.

         The accompanying Notice of Meeting and Proxy Statement cover the details of the matters to be presented.

         A copy of the 2000 Annual Report has been provided to you in a previous mailing.

         REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, I URGE THAT YOU PARTICIPATE BY COMPLETING AND RETURNING YOUR PROXY AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT AND WILL BE GREATLY APPRECIATED. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE ANNUAL MEETING.


                                                 Cordially,

                                                 ARMOR HOLDINGS, INC.


                                                 Jonathan M. Spiller
                                                 President and
                                                 Chief Executive Officer

                              ARMOR HOLDINGS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 19, 2001


To Our Stockholders:

         You are cordially invited to attend the Annual Meeting of the Stockholders, and any adjournments or postponements thereof (the "Meeting"), of Armor Holdings, Inc. (the "Company"), which will be held on June 19, 2001 at 10:00 A.M., New York City time, at The Metropolitan Club, One East 60th Street, New York, New York 10022, for the following purposes:

                  1. To elect seven members to serve on the Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1);

                  2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 (Proposal 2); and

                  3. To transact such other business as may properly be brought before the Meeting

         Stockholders of record at the close of business on April 26, 2001 shall be entitled to notice of and to vote at the Meeting. A copy of the Annual Report of the Company for the fiscal year ended December 31, 2000 has been provided to you in a previous mailing.

         YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE MEETING.


                                 By order of the Board of Directors


                                 Robert R. Schiller
                                 Secretary


April 30, 2001

                              ARMOR HOLDINGS, INC.
                           1400 MARSH LANDING PARKWAY
                                    SUITE 112
                           JACKSONVILLE, FLORIDA 32250
                              --------------------

                                 PROXY STATEMENT
                              --------------------

                         ANNUAL MEETING OF STOCKHOLDERS


                                  TO BE HELD ON

                                  JUNE 19, 2001

                                  INTRODUCTION

                   PROXY SOLICITATION AND GENERAL INFORMATION

         This Proxy Statement and the enclosed form of proxy (the "Proxy Card") are being furnished to the holders of common stock, par value $.01 per share (the "Common Stock"), of Armor Holdings, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board" or "Board of Directors") of the Company for use at the Annual Meeting of Stockholders to be held on Tuesday June 19, 2001 at The Metropolitan Club, One East 60th Street, New York, New York 10022, at 10:00 A.M., New York City time, and at any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the Proxy Card are first being sent to stockholders on or about May 1, 2001.

         At the Meeting, holders of Common Stock (the "Stockholders") will be asked:

         1. To elect seven members to serve on the Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1);

         2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 (Proposal 2); and

         3. To transact such other business as may properly be brought before the Meeting.

         The Board of Directors has fixed the close of business on April 26, 2001 as the record date for the determination of Stockholders entitled to notice of and to vote at the Meeting. Each such Stockholder will be entitled to one vote for each share of Common Stock held on all matters to come before the Meeting and may vote in person or by proxy authorized in writing.

         Stockholders are requested to complete, sign, date and promptly return the Proxy Card in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with instructions contained therein. If the Proxy Card is signed and returned without instructions, the shares will be voted FOR the election of each nominee for director named herein (Proposal 1) and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors (Proposal 2). A Stockholder who so desires may revoke his proxy at any time before it is voted at the Meeting by: (i) delivering written notice to the Company (attention: Corporate Secretary); (ii) duly executing and delivering a proxy bearing a later date; or (iii) casting a ballot at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy.

     The Board of Directors knows of no other matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

         Only Stockholders as of the close of business on April 26, 2001 (the "Record Date") are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 23,035,636 shares of Common Stock outstanding and entitled to vote, with each share entitled to one vote. See "Security Ownership of Certain Beneficial Owners and Management."

REQUIRED VOTES

     The affirmative vote of a plurality of the votes cast in person or by proxy is necessary for the election of directors (Proposal 1). The affirmative vote of a majority of the votes cast in person or by proxy is necessary for the approval and the ratification of the appointment of independent auditors (Proposal 2).

     Votes at the Meeting will be tabulated by an independent inspector of election appointed by the Company or the Company's transfer agent. Since the affirmative vote of a plurality of votes cast is required for the election of directors (Proposal 1), abstentions and "broker non-votes" will have no effect on the outcome of such election. Since the affirmative vote of a majority of the votes cast is necessary for the approval of the ratification and approval of the appointment of independent auditors (Proposal 2), an abstention will have the same effect as a negative vote, but "broker non-votes" will have no effect on the outcome of the vote.

     Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from beneficial owners. If specific instructions are not received, brokers may be precluded from exercising their discretion, depending on the type of proposal involved. Shares as to which brokers have not exercised discretionary authority or received instructions from beneficial owners are considered "broker non-votes," and will be counted for purposes of determining whether there is a quorum.

PROXY SOLICITATION

     The Company will bear the costs of the solicitation of proxies for the Meeting. Directors, officers and employees of the Company may solicit proxies from Stockholders by mail, telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Common Stock held of record by them and such custodians will be reimbursed for their reasonable expenses.

     IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS' INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. PLEASE RETURN YOUR EXECUTED PROXY PROMPTLY.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 27, 2001 certain information regarding the beneficial ownership of the common stock outstanding by (i) each person who is known to the Company to own 5% or more of the common stock, (ii) each director of the Company, (iii) certain executive offers of the Company and
(iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o Armor Holdings, Inc., 1400 Marsh Landing Parkway, Suite 112, Jacksonville, Florida 32250.



                                                                              Amount and Nature of Beneficial
                                                                                         Ownership (1)
                                                                             ----------------------------------
Name                                                                              Number        Percentage
-----                                                                            -----------   ------------
Warren B. Kanders and Kanders Florida Holdings, Inc. (2)                            3,165,355            13.6%
Nevis Capital Management, Inc. (3)                                                  2,394,300            10.4%
Lord Abbett & Co. (4)                                                               2,067,116             8.9%
T. Price Rowe Associates, Inc. (5)                                                  1,967,800             8.5%
Capital Group International, Inc. and Capital Guardian Trust Company (6)            1,302,700             5.6%
Thomas F. Frist III (7)                                                             1,236,640             5.4%
Jonathan M. Spiller (8)                                                               927,031             3.9%
Burtt R. Ehrlich (9)                                                                  259,100             1.1%
Nicholas Sokolow (10)                                                                 225,000             1.0%
Thomas W. Strauss (11)                                                                145,000              *
Robert R. Schiller (12)                                                               143,652              *
Alair A. Townsend (13)                                                                 90,516              *
Stephen B. Salzman (14)                                                                62,284              *
Stephen J. Loffler (15)                                                               105,896              *

                                                                              Amount and Nature of Beneficial
                                                                                         Ownership (1)
                                                                             ----------------------------------
Name                                                                              Number        Percentage
-----                                                                            -----------   ------------
Stephen E. Croskrey (16)                                                               60,318              *
All executive officers and directors as a group (10 persons)(17)                    5,142,879            21.1%

---------------------------------------------------------------------------------------------------------------

*        Less than 1%

(1) As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

(2) Of such shares, Kanders Florida Holdings, Inc., of which Mr. Kanders is the sole stockholder and sole director, owns 2,965,355 shares. Includes options held by Mr. Kanders to purchase 200,000 shares of common stock.

(3) Jon C. Baker and David R. Wilmerding, III each control 50% of Nevis Capital management. Jon C. Baker is the beneficial owner of an additional 49,800 shares of common stock. The address of Nevis Capital Management, Inc. is 1119 St. Paul, Baltimore, Maryland 21202.

(4) The address of Lord, Abbett & Co. is 90 Hudson Street, Jersey City, New Jersey 07302.

(5) The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6) The address of Capital Group International, Inc. and Capital Guardian Trust Company is 11100 Santa Monica Blvd., Los Angeles, California 90025.

(7) The address of Thomas F. Frist III is 767 Fifth Avenue, 50th Floor, New York, New York 10153.

(8) Includes options to purchase 559,429 shares of common stock and 14,741 shares granted as a restricted stock bonus on April 27, 2001. Also includes 43,541 shares owned by Mr. Spiller's children, of which Mr. Spiller disclaims beneficial ownership.

(9) Includes options to purchase 95,000 shares of common stock. Also includes 13,400 shares owned by Mr. Ehrlich's children and 25,600 in trust for the benefit of his children, of which Mr. Ehrlich's spouse is trustee, of which he disclaims beneficial ownership. Also includes 400 shares owned by Mr. Ehrlich's spouse's individual retirement account of which Mr. Ehrlich disclaims beneficial ownership. Also includes 11,700 shares owned by Mr. Ehrlich's individual retirement account.

(10) Includes options to purchase 95,000 shares of common stock. Also includes 100,000 shares owned by S.T. Investors Fund, LLC, a limited liability company of which Mr. Sokolow is a member, and 20,000 shares owned by Mr. Sokolow's children, of which he disclaims beneficial ownership. Also includes 10,000 shares owned by Mr. Sokolow's profit sharing plan.

(11)     Includes options to purchase 95,000 shares of common stock.

(12) Includes options to purchase 133,334 shares of common stock and 10,318 shares granted as a restricted stock bonus on April 27, 2001.

(13)     Includes options to purchase 85,000 shares of common stock.

(14)     Includes options to purchase 20,000 shares of common stock.

(15) Includes options to purchase 100,000 shares of common stock and 5,896 shares granted as a restricted stock bonus on April 27, 2001.

(16) Includes options to purchase 50,000 shares of common stock and 10,318 shares granted as a restricted stock bonus on April 27, 2001.

(17)     See footnotes (2) and (8-16)

         The Company is not aware of any material proceedings to which any director, executive officer or affiliate of the Company or any security holder, including any owner of record or beneficially of more than 5% of any class of the Company's voting securities, is a party adverse to the Company or has a material interest adverse to the Company.

         The Company is not aware of any material pending legal proceedings, other than ordinary routine litigation incidental to the business of the Company, to which the Company or any of its subsidiaries is a party or of which any of their property is the subject other than the following.

         On January 16, 1998, our ArmorGroup Services division ceased operations in the country of Angola. The cessation of operations in Angola was dictated by that government's decision to deport all of our expatriate management and supervisors. As a result of the cessation of operations in Angola, our Armor Group Services division is involved in various disputes with SHRM S.A.("SHRM"), its minority joint venture partner relating to the Angolan business. On March 6, 1998, SIA (a subsidiary of SHRM) filed a complaint against Defense Systems France, SA ("DSF") before the Commercial Court of Nanterre (Tribunal de Commerce de Nanterre) seeking to be paid an amount of $577,286 corresponding to an alleged debt of DSIA to SIA. On, June 27, 2000, the judge of the Paris Commercial Court ruled SHRM did not provide evidence required to establish its standing and the proceedings brought by SHRM were cancelled. On October 3, 2000, a winding up petition was served by DSF against DSIA. On October 31, 2000, SHRM filed a counterclaim seeking to have this winding up petition dismissed. On November 28, 2000, SHRM appealed the judgement rendered by the Paris Commercial Court on June 27, 2000 claiming that the Paris Commercial Court no longer has jurisdiction over the case. The procedure before the Nanterre Commercial Court is still pending, awaiting a decision on the liquidation of DSIA. Nicholas Sokolow, one of the Directors of the Company, who served on the board of our UK subsidiary (DSL Group Ltd.), has been named as a defendant in the lawsuit in connection with such dispute both in his capacity as a director of the Company and the subsidiary.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

          The Certificate of Incorporation of the Company provides that the Company shall have between three and fifteen directors, with such number to be fixed by the Board of Directors. Effective at the time and for the purposes of the Meeting, the number of directors of the Company, as fixed by the Board of Directors pursuant to the By-laws of the Company is seven.

          Directors of the Company are elected annually at the annual meeting of stockholders. Their respective terms of office continue until the next annual meeting of stockholders and until their successors have been elected and qualified in accordance with the Company's By-laws. There are no family relationships among any of the directors or executive officers of the Company.

         Unless otherwise specified, each proxy received will be voted for the election as directors of the seven nominees named below to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. Each of the nominees has consented to be named a nominee in the Proxy Statement and to serve as a director if elected. Should any nominee become unable or unwilling to accept a nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with the By-laws of the Company.

          The following persons have been nominated as directors:

          WARREN B. KANDERS, 43, has served as the Chairman of the Board of the Company since January 1996. From October 1992 to May 1996, Mr. Kanders served as Vice Chairman of the board of Benson Eyecare Corporation. From June 1992 to March 1993, Mr. Kanders served as the President and a director of Pembridge Holdings, Inc.

          JONATHAN M. SPILLER, 49, has served as President and as a director of the Company since July 1991 and as Chief Executive Officer since September 1993. From June 1991 to September 1993, Mr. Spiller served as our Chief Operating Officer. From 1989 to 1991 Mr. Spiller served as a partner with Deloitte & Touche LLP, an international accounting firm, where he worked for 18 years. Mr. Spiller is a chartered accountant and a certified public accountant.

          BURTT R. EHRLICH, 61, has served as a director of the Company since January 1996. Mr. Ehrlich served as Chairman and Chief Operating Officer of Ehrlich Bober Financial Corp. (the predecessor of Benson Eyecare Corporation) from December 1986 until October 1992 and as a director of Benson Eyecare Corporation from October 1992 until November 1995.

          NICHOLAS SOKOLOW, 51, has served as a director of the Company since January 1996. Mr. Sokolow has been a partner in the law firm of Sokolow, Dunaud, Mercadier & Carreras since 1994. From June 1973 until October 1994, Mr. Sokolow was an associate and partner in the law firm of Coudert Brothers.

         THOMAS W. STRAUSS, 59, has served as a director of the Company since May 1996. Since 1995, Mr. Strauss has been a principal with Ramius Capital Group, a privately held investment management firm. From June 1993 until July 1995, Mr. Strauss was co-chairman of Granite Capital International Group, an investment banking firm. From 1963 to 1991, Mr. Strauss served in various capacities with Salomon Brothers Inc., an investment banking and brokerage firm, including President and Vice-Chairman.

          ALAIR A. TOWNSEND, 59, has served as a director of the Company since December 1996. Since February 1989, Ms. Townsend has been publisher of Crain's New York Business, a business periodical. Ms. Townsend was a former governor of the American Stock Exchange. Ms. Townsend served as New York City's Deputy Mayor for Finance and Economic Development from February 1985 to January 1989.

         STEPHEN B. SALZMAN, 35, has served as a director of the Company since June 1999. Mr. Salzman has been a principal of FS Partners, LLC since its inception in 1994. FS Partners, LLC and its affiliates invest in public and private companies through the purchase of equity and related securities.

         THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE ABOVE-NAMED DIRECTOR NOMINEES.

      INFORMATION CONCERNING MEETINGS OF THE BOARD OF DIRECTORS AND BOARD
                      COMMITTEES AND DIRECTOR COMPENSATION

         During fiscal 2000, the Board of Directors held twelve meetings. The Board of Directors has standing Audit, Compensation, Nominating and Option Committees. During fiscal 2000, all of the directors then in office attended at least 75% of the total number of meetings of the Board of Directors and the Committees of the Board of Directors on which they served. The Audit, Compensation, Nominating and Option Committees do not meet on a regular basis, but only as circumstances require.

AUDIT COMMITTEE

         The functions of the Audit Committee are to recommend to the Board of Directors the appointment of independent auditors for the Company and to analyze the reports and recommendations of such auditors. The committee also monitors the adequacy and effectiveness of the Company's financial controls and reporting procedures. During fiscal 2000, the Audit Committee consisted of Ms. Townsend (Chairwoman), and Messrs. Sokolow and Strauss. The Audit Committee met once during fiscal 2000.

         The Charter of the Audit Committee, as adopted by the Board of Directors, is set forth as Appendix A to this proxy statement.

COMPENSATION COMMITTEE

         The purpose of the Compensation Committee is to recommend to the Board of Directors the compensation and benefits of the Company's executive officers and other key managerial personnel. During fiscal 2000, the Compensation Committee consisted of Messrs. Sokolow (Chairman), Kanders and Ehrlich. The Compensation Committee met once during fiscal 2000.

NOMINATING COMMITTEE

         The purpose of the Nominating Committee is to identify, evaluate and nominate candidates for election to the Board of Directors. The Nominating Committee will consider nominees recommended by stockholders. The names of such nominees should be forwarded to Robert R. Schiller, Secretary, Armor Holdings, Inc., 1400 Marsh Landing Parkway Suite 112, Jacksonville, Florida 32250, who will submit them to the committee for its consideration. During fiscal 2000, the Nominating Committee consisted of Messrs. Kanders (Chairman) and Sokolow. The Nominating Committee did not meet during fiscal 2000.

OPTION COMMITTEE

         The purpose of the Option Committee is to administer the Company's 1999 Option Plan (the "1999 Stock Option Plan"), 1998 Stock Option Plan (the "1998 Stock Option Plan"), Amended and

Restated 1996 Stock Option Plan (the "1996 Option Plan") and Amended and Restated 1996 Non-Employee Directors Stock Option Plan (the "1996 Directors Plan"), and to recommend to the Board of Directors awards of options to purchase Common Stock of the Company thereunder. During fiscal 2000, the Option Committee consisted of Mr. Ehrlich (Chairman). The Option Committee did not meet during fiscal 2000.

         The functions of the Option Committee were considered at and acted upon by the entire Board of Directors during our meetings in fiscal 2000.

COMPENSATION OF DIRECTORS

         In 2000, the non-employee directors of the Company were each granted options to purchase 10,000 shares of our common stock for their services as directors. Directors who are not employees of the Company ("Non-Employee Directors") are compensated for their services as directors through their participation in the 1999 Stock Option Plan. The 1999 Stock Option Plan is a formula plan pursuant to which qualified options to acquire 10,000 shares of Common Stock are automatically granted to each Non-Employee Director on the date of his or her initial election or appointment to the Board of Directors in consideration for service as a director. The exercise price for all 10,000 options granted to each Non-Employee Director under the 1999 Stock Option Plan is the closing price of the Common Stock on the date of the grant as quoted on the composite tape of the New York Stock Exchange, or on such exchange as the Common Stock may then be trading.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

         No director, executive officer, or person nominated to become a directors or executive officer has, within the last five years: (i) had a bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appoint by a court for, any business of such person or entity with respect to which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations or similar misdemeanors); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities or practice; (iv) been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the "Commission") or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

1. The Audit Committee has reviewed and discussed the audited financial statements with management.

2. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company independent accountant's, the matters required to be discussed by SAS 61 (Communications with Audit Committees).

3. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP their independence.

4. Based on the reviews and discussions referred to in paragraphs (1) through
(3) above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

         Alair A. Townsend (Chair)
         Nicholas Sokolow
         Thomas W. Strauss

AUDIT FEES

         The aggregate fees billed by PricewaterhouseCoopers LLP, the Company's principal accountant, for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the review of the financial statements included in the Company's quarterly reports on Form 10-Q for the fiscal year were $476,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for information technology services relating to financial information system design and implementation for the fiscal year ended December 31, 2000 were $0.

ALL OTHER FEES

         The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for fiscal year ended December 31, 2000, other than for services described above under "Audit Fees" and under "Financial Information Systems Design and Implementation Fees," were $1,235,900.

         The Audit Committee has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining their independence.

                       EXECUTIVE OFFICERS OF THE COMPANY

         The following table sets forth the name, age and position of each of our executive officers and significant employees as of April 26, 2001. The executive officers of the Company are appointed by and serve at the discretion of the Board of Directors of the Company.

NAME                           AGE                 POSITION
----                           ---                 --------
Warren B. Kanders               43           Chairman of the Board of Directors
Jonathan M. Spiller             49           President, Chief Executive Officer
                                              and Director
Robert R Schiller               38           Executive Vice President, Chief
                                              Financial Officer, Secretary
                                              and Treasurer
Stephen E. Croskrey             41           President and Chief Executive
                                              Officer--Armor Holdings Products
                                              Division
Stephen J. Loffler              47           President and Chief Executive
                                              Officer--ArmorGroup Services
                                              Division

          See the table of nominees for election as directors for biographical data with respect to Messrs. Kanders and Spiller.

         ROBERT R. SCHILLER has served as Executive Vice President, Chief Financial Officer, Secretary and Treasurer since November 2000, as Executive Vice President and Director of Corporate Development since January 1999 to October 2000, and as Vice President of Corporate Development from July 1996 to December 1998. From January 1995 to September 1995, Mr. Schiller served as Chief Financial Officer of Troma, Inc., an independent film studio.

         STEPHEN E. CROSKREY has served as President and Chief Executive Officer--Armor Holdings Products division since February 1999. From 1998 to February 1999, Mr. Croskrey served as Director of Sales for Allied Signal, Inc.'s global fibers business. From 1988 to 1998, Mr. Croskrey served in various positions for Mobil Oil, most recently as its Central Regional Manager for its Industrial Lubricant division.

         STEPHEN J. LOFFLER has served as President and Chief Executive Officer--ArmorGroup Services division since April 1999. From April 1998 to March 1999, Mr. Loffler served as Vice President and General Manager Europe at Office Depot, an office product retailer, where he was responsible for European operations. From August 1991 to March 1998, Mr. Loffler served as Deputy Chairman of Acco Europe, an office product manufacturer, where he led the integration of Ofrex Group Holdings, an international distributor and manufacturer of office products.

                             EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE

         The following summary compensation table sets forth information concerning the annual and long-term compensation earned by the Company's chief executive officer and each of the other executive officers of the Company whose annual salary and bonus during fiscal 2000 exceeded $100,000 (collectively, the "Named Executive Officers").

                                                                                     Long-Term Compensation
                                                                             -----------------------------------------------
                                                   Annual Compensation                      Securities
                                     Fiscal     --------------------------      Stock       Underlying           All Other
Name and Principal Position           Year       Salary           Bonus        Bonuses      Options (#)       Compensation
---------------------------          ------     ---------       ----------   -----------  ---------------    ----------------
Warren B. Kanders                     2000         $   -           $   -                             -              $   - (1)
  Chairman, Board of Directors        1999             -               -                       200,000                  -

Jonathan M. Spiller                   2000       365,700               - (6)  $ 250,000              -                  -
  President, CEO and Director         1999       350,000               -                       300,000                  -
                                      1998       275,000               -                             -                  -

Robert R. Schiller                    2000       208,935         175,000        175,000              -                  -
  Executive Vice President and        1999       200,000          50,000                       125,000                  -
  Chief Financial Officer             1998       140,000          80,000                             -                  -

Stephen E. Croskrey                   2000       229,000               - (6)    175,000              -                  -
  President and CEO of Armor          1999       220,000               -                       200,000            103,674 (2)
  Holdings Products Division

Stephen J. Loffler                    2000       251,000               - (6)    100,000              -                  -
  President and CEO of                1999       264,000               -                       150,000                  -
  ArmorGroup Services Division

Nicholas Winiewicz (3)                2000       172,000               -                             -                  -
  Former Vice President -             1999       160,000               -                        75,000             50,000 (4)
  Finance, CFO, Secretary and
  Treasurer

(1) Mr. Kander was not an Executive Officer during 1998. See "Certain Relationships and Related Transactions" for a description of consideration paid to an entity controlled by Mr. Kanders.

(2) Mr. Croskrey received reimbursement for moving expenses as part of his employment agreement.

(3) Mr. Winiewicz's ceased serving as an officer of the Company in November of 2000.

(4) Mr. Winiewicz received reimbursement for moving expenses as part of his employment agreement.

(5) Represents the value of stock bonuses granted on April 27, 2001 pursuant to the 1999 Stock Incentive Plan, for services rendered in fiscal year 2000. The number of shares issued pursuant to these bonuses is calculated using the closing price on April 27, 2001 of $16.96 as quoted on the New York Stock Exchange. These are restricted shares will fully vest over a period ending December 31, 2003.


         OPTIONS GRANTED IN FISCAL 2000

         The Company granted no options or freestanding stock appreciation rights to the Company's Named Executive Officers during fiscal 2000.


         AGGREGATE OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR END OPTION VALUES

         The following table contains certain information regarding stock options exercised during fiscal 2000 and options to purchase Common Stock held as of December 31, 2000, by each of the Named Executive Officers. The stock options listed below were granted without tandem stock appreciation rights. We no freestanding stock appreciation rights outstanding.

                                                                NUMBER OF SECURITIES           VALUE OF UNDERLYING
                                                                UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                SHARES                         OPTIONS AT 12/31/00 (#)             12/31/00(1)
                              ACQUIRED          VALUE         -----------------------------  -----------------------------
                             ON EXERCISE       REALIZED                             NON-                             NON-
 NAME                              (#)         (2)($)           EXERCISABLE     EXERCISABLE     EXERCISABLE     EXERCISABLE
---------------------       -------------     ------------      -----------     -----------     -----------     -----------
 Warren B. Kanders                      -                         200,000               -       $1,225,000             $ -
 Jonathan M. Spiller              119,046    $1,922,103           678,475         100,000        6,585,757         612,500
 Robert R. Schiller                     -              -          233,334          41,666        2,216,671         255,204
 Stephen E. Croskrey                    -              -           50,000         150,000          212,500         637,500
 Stephen J. Loffler                     -              -          100,000          50,000          475,000         237,500
 Nicholas Winiewicz                25,000        117,188                -          25,000                -         131,250
 --------------------------------------------------------------------------------------------------------------------------

(1) Calculated on the basis of $17.44 per share, the closing sales price of the common stock on the New York Stock Exchange on December 29, 2000, less the exercise price payable for such shares.

(2) Calculated on the basis of the closing share price of the common stock on the New York Stock Exchange on the date of exercise, less the exercise price payable for such shares.

           REPORT ON EXECUTIVE COMPENSATION BY THE BOARD OF DIRECTORS
                         AND THE COMPENSATION COMMITTEE

COMPENSATION POLICY

          The Compensation Committee of the Board of Directors is responsible for setting and administering the policies which govern annual executive salaries, raises and bonuses and certain awards of stock options (in the case of options granted under the Company's 1999 Stock Option Plan and 1996 Option Plan, such responsibility is generally limited to the actions taken by the Option Committee of the Board of Directors, although at times the full Board will grant options without having first received recommendations from the Option Committee). During 2000, the Compensation Committee was composed of Messrs. Sokolow, Kanders and Ehrlich, each of whom, except for Mr. Kanders, was a Non-Employee Director.

          The Company's executive compensation program emphasizes Company performance, individual performance and an increase in stockholder value over time in determining executive pay levels. The Company's executive compensation program consists of three key elements; (i) low annual base salaries; (ii) a performance-based annual bonus; and (iii) periodic grants of stock options. The Compensation Committee believes that this three-part approach best serves the interests of the Company and its stockholders by motivating executive officers to improve the financial position of the Company, holding executives accountable for the performance of the organizations for which they are responsible and by attracting key executives into the service of the Company. Under the Company's compensation program, annual compensation for the Company's executive officers are composed of a significant portion of pay that is "at risk" -- specifically, the annual bonus and stock options. Annual performance bonuses also permit executive officers to be recognized on an annual basis. Such bonuses are based largely on an evaluation of the contribution made by the executive officer to the Company's overall performance. Stock options, which are generally awarded under the Company's 1999 Option Plan, relate a significant portion of long-term remuneration directly to stock price appreciation realized by all the Company's stockholders.

COMPENSATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

         As President and Chief Executive Officer of the Company, Mr. Spiller was compensated during fiscal 2000 pursuant to an employment agreement entered into January 1999. Mr. Spiller's employment agreement during 2000 provided for an annual base salary of $365,700, which may be increased, and for yearly bonuses based upon the Company's net income. In addition, Mr. Spiller is entitled, at the discretion of the Option Committee of the Board of Directors, to participate in the 1999 Option Plan and other bonus plans adopted by the Company based on his performance and the Company's performance.

MEMBERS OF THE COMPENSATION COMMITTEE

         Nicholas Sokolow (Chairman)
         Warren B. Kanders
         Burtt R. Ehrlich

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Kanders, who was a non-compensated employee of the Company in fiscal 2000, served on the Compensation Committee in fiscal 2000. During fiscal 2000, no executive officer of the Company, other than Mr. Kanders, (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on the Company's Compensation Committee, (ii) served as director of another entity, one of whose executive officers served on the Company's Compensation Committee, or
(iii) served as member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company. See "Certain Relationships and Related Transactions" below for a description of certain arrangements between Kanders & Company, Inc., a corporation controlled by Mr. Kanders, and the Company.

PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return (stock price appreciation plus reinvested dividends) of the Company's Common Stock with the cumulative return (including reinvested dividends) of the Standard & Poor's 500 Index, the Russell 2000 Index and certain companies selected in good faith by management of the Company. In management's view, such companies constitute a representative line-of-business comparison (the "Peer Group"). Several of the companies comprising the Peer Group were not publicly traded during the entire mandated comparison period. Returns for these companies were therefore included in the presentation of the performance graph for only those calendar years that such data was publicly available. Returns for the Company for the period since May 1999 are as quoted on the New York Stock Exchange, for the period prior to May 1999 but after March 1996 are as quoted on the American Stock Exchange. Returns for the Company for the period prior to March 1996 are based upon quoted bid prices as available on the OTC Bulletin Board.

         The companies comprising the Peer Group are Pittston Co.--Brink's Group, Simula Inc., Borg-Warner Security, Wackenhut Corrections Corp., The Kroll-O'Gara Company, Firearms Training Systems, Cornell Corrections and AHL Services.

                              ARMOR HOLDINGS, INC.
                            PERFORMANCE GRAPH PLOTS


                          1996       1997       1998       1999       2000
                          ----       ----       ----       ----       ----
Armor                    286.36     388.64     416.00     477.27     634.09
Peer Group                89.60     149.50     174.60     101.20      66.71
Russell 2000             114.76     138.31     133.54     159.75     153.03
S&P 600 Small Cap Index  120.13     149.60     146.46     163.33     181.33
S&P 500                  120.26     157.56     199.57     238.54     214.36


EMPLOYMENT AGREEMENTS

         As of January 1, 1999, the Company entered into an Amended and Restated Employment Agreement with Jonathan M. Spiller which provides that he will serve as our President and Chief Executive Officer for a three year term that will expire January 1, 2002, subject to early termination as described below. The amended agreement provides for a base salary of $350,000. Mr. Spiller also received options under 1998 Stock Option Plan effective as of January 1, 1999 to purchase 300,000 shares of common stock at an exercise price per share equal to $11.40625. These options vest over a period of three years from the date of grant. Pursuant to his employment agreement, Mr. Spiller may be entitled, at the discretion of the Compensation Committee of the board, to participate in the other option plans and other bonus plans the Company has adopted based on his performance and the Company's overall performance. A "change in control" of the Company will allow Mr. Spiller to terminate his employment agreement and to receive payment equal to his base salary until the end of the term of his employment or his base salary for two years, whichever is greater, as well as the vesting of all 300,000 options granted to him under the employment agreement. Mr. Spiller will also be entitled to such payment and the acceleration of such vesting on the 300,000 options upon the termination of his employment agreement by the

Company without cause. Such 300,000 options will terminate in the event that Mr. Spiller's employment agreement is terminated by the Company for cause. Mr. Spiller has also agreed to certain confidentiality and non-competition provisions and, subject to certain exceptions and limitations, to not sell, transfer or dispose of the shares of common stock or options for the purchase of common stock of the Company owned by him until January 1, 2002.

         As of January 1, 1999, the Company entered into an Amended and Restated Employment Agreement with Robert R. Schiller which provides that he will serve as our Executive Vice President and Director of Corporate Development for a three year term expiring January 1, 2002, at a base salary of $200,000 per year. In addition to his base salary, Mr. Schiller received options under the 1998 Stock Option Plan effective as of January 1, 1999 to purchase 125,000 shares of Common Stock at an exercise price per share equal to $11.40625. These options vest over a period of three years from the date of the grant. Pursuant to his employment agreement, Mr. Schiller will be entitled, at the discretion of the Compensation Committee of the board, to participate in the incentive stock option plan and other bonus plans the Company has adopted based on his performance and the Company's overall performance. Upon a "change of control" of the Company, Mr. Schiller will have the right to terminate his employment agreement and to receive his base salary for twelve months, and the 125,000 options granted to him shall vest. Mr. Schiller will also be entitled to receive his base salary for a period of twelve months, and the 125,000 options granted to him shall vest, upon the termination of his employment agreement by the Company without cause. Such 125,000 options will terminate in the event that Mr. Schiller's employment agreement is terminated by the Company for cause. Mr. Schiller has agreed to certain confidentiality and non-competition provisions, and to not sell, transfer or dispose of the 125,000 options (and underlying shares) granted to him under his employment agreement and 75,000 options (and underlying shares) previously granted to him until January 1, 2002. Effective as of November 14, 2000, Mr. Schiller accepted the added position of Chief Financial Officer, and his salary was increased to $300,000 per year.

         As of January 1, 1999, the Company entered into an Employment Agreement with Warren B. Kanders which provides that he will serve as the Chairman of the Board of Directors of the Company for a three year term expiring January 1, 2002, for which Mr. Kanders will receive options under the 1998 Stock Option Plan effective as of January 1, 1999 to purchase 200,000 shares of Common Stock at an exercise price per share of $11.40625. All such options are fully vested as of the date of grant. Mr. Kanders has agreed to certain confidentiality and non-competition provisions. See "Certain Relationships and Related Transactions" for a description of compensation paid to an entity controlled by Mr. Kanders.

         On February 8, 1999, the Company entered into an Employment Agreement with Stephen E. Croskrey which provides that he will serve as President and Chief Executive Officer of the Company's Armor Holdings Products division for a three year term expiring January 1, 2002, at a base salary of $220,000 per year. In addition to his base salary, Mr. Croskrey received options under the 1996 Option Plan effective as of February 8, 1999 to purchase 200,000 shares of Common Stock at an exercise price per share equal to $13.28125. These options vest over a period of three years from the date of the grant. Pursuant to his employment agreement, Mr. Croskrey will be entitled, at the discretion of the Compensation Committee of the board, to participate in the incentive stock option plan and other bonus plans we have adopted based on his performance and our overall performance. Upon a "change of control" of the Company, Mr. Croskrey will have the right to terminate his employment agreement. Mr. Croskrey will be entitled to receive his base salary for a period of six months, and the 200,000 options granted to him shall vest, upon the termination of his employment agreement by the Company without cause. Mr. Croskrey's 200,000 options will terminate in the event that Mr. Croskrey's employment agreement is terminated by the Company for cause. Mr. Croskrey has agreed to certain confidentiality and non-competition provisions, and to not sell, transfer or dispose of the 200,000 options (and underlying shares) granted to him under his employment agreement until January 1, 2002.

          As of April 12, 1999, the Company entered into an Employment Agreement with Stephen J. Loffler, which provides that he will serve as Chief Executive Officer of the Company's ArmorGroup Services division. Mr. Loffler's employment is subject to a trial period expiring on October 11, 1999, during which the Company may terminate his employment. From October 12, 1999, Mr. Loffler's employment will continue until terminated by the Company on not less than 12 months' written notice or by Mr. Loffler on not less than six months' written notice. Mr. Loffler will receive a base salary of (pounds sterling) 160,000 per year. In addition to his base salary, Mr. Loffler may, at the discretion of the Compensation Committee of the Board of Directors of the Company, receive an annual bonus payment not exceeding 40% of his base salary. The termination provisions allow the Company to terminate Mr. Loffler's employment at any time by paying to him within 14 days salary in lieu of his notice period or any unexpired part thereof (subject to tax and National Insurance), including any accrued holiday entitlement. Mr. Loffler has agreed to certain confidentiality, protection of intellectual property and non-competition provisions. The restricted area for non-competition covers the United Kingdom, Russia and the former Soviet Union and the American Continent, with the restricted period being six months from the termination date.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          On May 15, 1996, we issued options to purchase 300,000 shares of common stock to Richmont Capital Partners I, L.P. ("Richmont"), at an exercise price of $7.50 per share, subject to adjustment (the "Richmont Options"). The Company may call the Richmont Options and the underlying shares, whether vested or unvested, in the event that the closing price per share of the common stock is equal to or greater than $10.00 for a period of ten consecutive trading days after December 31, 1997, upon written notice to Richmont given within 30 days of the conclusion of such ten consecutive trading days during which the closing price per share of the common stock was equal to or greater than $10.00. In such event, the Company may require Richmont to exercise the Richmont Options in whole with respect to all such shares within ten days of such notice to Richmont. In the event that Richmont does not exercise the Richmont Options, the Richmont Options will lapse.

          On April 21, 1998, the Company amended the Richmont Option. Richmont sold 200,000 shares of our common stock and in exchange Richmont agreed not to sell, transfer, assign or otherwise dispose of any shares of our common stock (other than the 200,00 shares previously described) until April 21, 1999. The restrictions on sale will not apply to Richmont if the common stock is trading below $5.00 per share or above $15.00 per share.

          The Company agreed that until April 21, 1999, it would not use its right to force Richmont to exercise the Option. After April 21, 1999, the Company could use its right to force Richmont to exercise the Option, at any time regardless of the price per share of common stock, if Richard C.

Bartlett is not a director of the Company and at any time that Richard C. Bartlett is a director of the Company if the priced per share of common stock is greater than $7.50 on the preceding business day.

          Mr. Bartlett resigned from the Board of Directors as of February 14, 2001.

         In addition, the Company agreed that Richmont would have certain co-sale rights with Kanders, and that it could participate on a pro rata basis in the event of an underwritten public offering.

         Effective as of March 8, 1999, Kanders & Company, Inc. ("Kanders & Co."), a corporation controlled by Warren B. Kanders, the Chairman of the Board of the Company, entered into an agreement with the Company to provide certain investment banking, financial advisory and related services to the Company. The specific details of the services and the compensation to be paid to Kanders & Co. will be determined by the Company and Kanders & Co. on a case by case basis as the Company identifies specific projects for Kanders & Co.

         Nicholas Sokolow is a member of Sokolow, Dunaud, Mercadier & Carreras. The Company has retained Sokolow, Dunaud, Mercadier & Carreras during the fiscal year ended December 31, 2000 and will retain Sokolow, Dunaud, Mercadier & Carreras during the current fiscal year.

                                   PROPOSAL 2

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

         The firm of PricewaterhouseCoopers LLP has audited the financial statements of the Company for the fiscal year ended December 31, 2000. The Board of Directors desires to continue the services of PricewaterhouseCoopers LLP for the current fiscal year ending December 31, 2001. Accordingly, the Board of Directors will recommend to the Meeting that the stockholders ratify the appointment by the Board of Directors of the firm of PricewaterhouseCoopers LLP to audit the financial statements of the Company for the current fiscal year. Representatives of that firm are expected to be present at the Meeting, shall have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. In the event the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

          THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

                                 OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not intend to present any other matter for action at the Meeting other than as set forth in the Notice of Annual Meeting and this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the proxy.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and any persons who own more than 10% of the Company's capital stock to file with the Commission (and, if such security is listed on a national securities exchange, with such exchange), various reports as to ownership of such capital stock. Such persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon reports and representations submitted by the directors, executive officers and holders of more than 10% of the Company's capital stock, all Forms 3, 4 and 5 showing ownership of and changes of ownership in the Company's capital stock during the 2000 fiscal year were timely filed with the Commission and the New York Stock Exchange.

ANNUAL REPORT

         A copy of the Company's 2000 Annual Report to Stockholders was mailed prior to this Proxy Statement. Any Stockholder who has not received a copy of the 2000 Annual Report to Stockholders and wishes to do so should contact the Company's Corporate Secretary by mail at the address set forth on the notice of annual meeting or by telephone at (904) 741-5400.

FORM 10-K

         The Company will provide, without charge, to each Stockholder as of the Record Date, on the written request of the Stockholder, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, including the financial statements and schedules, as filed with the Commission. Stockholders should direct the written request to the Company's Corporate Secretary at c/o Armor Holdings, Inc., 1400 Marsh Landing Parkway, Suite 112, Jacksonville, Florida 32250.

PROPOSALS BY STOCKHOLDERS

         Any proposal of a Stockholder intended to be presented at the annual meeting of stockholders to be held in 2002 must be received by the Company no later than December 15, 2001 to be considered for inclusion in the Proxy Statement and form of proxy for the 2002 annual meeting. Proposals must comply with Rule 14a-8 promulgated by the Commission pursuant to the Exchange Act.


                                    FOR THE BOARD OF DIRECTORS


                                    ROBERT R. SCHILLER
                                    SECRETARY

                                   APPENDIX A


                         CHARTER OF THE AUDIT COMMITTEE
                                       OF
                             THE BOARD OF DIRECTORS

          The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which have been established and the audit process.

          The Audit Committee shall consist of at least three independent directors all of whom have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. No member of the Audit Committee shall have any relationship, with the Company or otherwise, which is now, or may hereafter, be prohibited by any rule adopted by the Securities and Exchange Commission or the New York Stock Exchange. Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Board of Directors. At least one member shall have accounting or related financial management expertise, as such qualification is interpreted by the Board of Directors. The Audit Committee shall meet at least four times each year.

         In meeting its responsibilities, the Audit Committee is expected to:

1. Provide an open avenue of communication between the Chief Financial Officer, the outside auditor and the Board of Directors.

2. Review with management and the outside auditor at the completion of the annual examination:

     a.   The Company's annual financial statements and related footnotes.

     b. The outside auditor's audit of the financial statements and the report thereon.

     c.   Any significant changes required in the outside auditor's audit plan.

     d. Any serious difficulties or disputes with management encountered during the course of the audit.

     e. Other matters related to the conduct of the audit which are to be communicated to the Board of Directors under generally accepted auditing standards.

     The outside auditors shall communicate to the Audit Committee any and all concerns regarding matters included in this Section 2 and management's activities related thereto.

3.   Consider and review with management and the outside auditor:

     a. Significant findings (including significant risks or exposure) during the year and management's response thereto.

     b. Any difficulties encountered in the course of their work or access to required information.

     c. Any changes required to ensure completeness of coverage and the effective use of audit resources.

4. Review filings with the SEC and other published documents containing the Company's financial statements and ensure that the information contained in these documents is consistent with the information contained in the financial statements.

5. Review with management the interim financial reports. Management shall advise the Audit Committee of any significant items or changes affecting the interim reports and their comparability to prior reports.

6.   Consider and review with the outside auditor:

     a. The adequacy of the Company's internal controls and security, including computer information systems.

     b. Any related significant findings and recommendations of the outside auditor.

     The outside auditors shall discuss with the Audit Committee their views regarding their qualitative judgement of the financial reports, whether they believe management has adopted conservative, moderate or aggressive accounting principals and whether management's accounting principals are widely accepted and appropriate.

7. The outside auditor for the Company is ultimately accountable to the Board of Directors and the Audit Committee. The Board of Directors has the ultimate authority and responsibility to select, evaluate and nominate the outside auditor to be proposed for shareholder approval in any proxy statement.

8. Validate management's selection of outside auditors having met with them prior to making a recommendation to the Board of Directors.

9. Review and confirm the independence of the outside auditor based on information submitted by and responses from the outside auditor to inquiries received from the Audit Committee. The outside auditors shall submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the auditor and the Company and any other relationships or interests which may impact their objectivity. The Audit Committee shall engage in active dialogue with the outside auditor with respect to any disclosed relationships or services that may impact on the objectivity and independence of the outside auditor and shall recommend to the Board of Directors that it take such actions as it deems appropriate to insure the outside auditor's independence.

10. Periodically report to the Board of Directors on its activities and findings.

11. Review and assess the adequacy of the Committee's charter annually and update, as necessary.

          The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.